# OFFICER SERVICES AGREEMENT

**THIS OFFICER SERVICES AGREEMENT** (the "Agreement") is dated as of this 31st day January 2016, between OWC Pharmaceutical Research Corp., a Delaware corporation (the "Company") and Shmuel De-Saban, a resident of the State of Israel (the "Officer"). The Company and the Officer are sometimes referred to collectively, as the "Parties" and individually, as a "Party."

**WHEREAS**, the Company is a public reporting company with a class of securities registered with the United States Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"); and

**WHEREAS**, the Company is required under the Exchange Act and the rules and regulations promulgated by the SEC under the federal securities laws to file quarterly reports and annual reports (the "Exchange Act Reports") with the SEC containing financial statements in compliance with Regulation S-K promulgated by the SEC; and

**WHEREAS**, as a result of the Company's obligations under the federal securities laws, including but not limited to the requirement to file Exchange Act Reports, the Company desires to retain the services of the Officer as its Chief Financial Officer ("CFO") and the Officer agrees to his engagement in accordance with the terms and conditions of this Agreement.

**NOW THEREFOR**, the Parties agree as follows:

1. Services: The Officer agrees to serve as the Company's CFO, work with the Company's independent auditors in connection with the Exchange Act Reports and advise the management and Board of Directors of the Company with respect to his expertise in the field of finance, accounting, business and regulatory compliance matters, among other duties (collectively, the "Services").

2. Compensation: In partial consideration for the Services heretofore provided and to be provided by Officer, the Company shall issue to the Officer one hundred ninety-five thousand four hundred and sixteen (195,416) restricted shares of the Company's common stock, par value $0.00001 (the "Shares"). The Shares shall fully vest in the name of the Officer and shall be fully-paid and non-assessable Shares on the date of execution of this Agreement.

3. Right of Termination: This Agreement and the rights and obligations hereunder may be subject to termination at any time after the date of this Agreement, as follows:

(i) either by the Company or the Officer, without "Cause," on advance written notice of thirty (30) days;

(ii) by the Company for "Cause" upon delivering a notice with immediate effect, without obligation for any severance payment. For purposes of this Agreement, termination for "Cause" shall mean and include: (i) material breach by the Officer of his fiduciary obligations to the Company, including any refusal to carry out a lawful directive of the Board of Directors or Chief Executive Officer, which material breach or refusal is not subject to reasonable cure within fifteen (15) business days; or (ii) material malpractice by the Officer in material breach of his professional duties as a certified public accountant.

4. Miscellaneous:

(i) Entire Agreement: This Agreement and the related agreements and exhibits constitute the entire agreement between the Parties hereto with respect to the subject matter hereof;

(ii) Amendment: This Agreement may not be amended or modified in any respect, except by the mutual written agreement of the Parties hereto;

(iii) Counterparts: This Agreement may be executed in any number of counterparts and by the separate Parties hereto in separate counterparts, each of which shall be deemed to be one and the same instrument; and

(iv) Notices: All notices required or permitted to be given under this Agreement shall be in writing, sent certified mail, return receipt requested, postage prepaid, or by email, to the following addresses:

**If to the Officer, then to**:
22 Shacham Street, P.O. Box 8324
Petach Tikva, 4918103 Israel
email: shmuel.desaban@owcpharma.com

**If to the Company, then to**:
OWC Pharmaceutical Research Corp.
22 Shacham Street, P.O. Box 8324
Petach Tikva, 4918103 Israel
email: mordechai.bignitz@owcpharma.com

**With a copy to**:
Office of Richard Rubin
40 Wall Street, 28th Floor
New York, NY 10005
email: rrubin@parkavenuegroup.us

**IN WITNESS WHEREOF,** the Parties hereto have executed this Agreement as of the day and year first above written.

| **OFFICER** | **OWC PHARMACEUTICAL RESEARCH CORP.** |
|---|---|
| /s/:________________ | By: OWC Pharmaceutical Research Corp |
| **Shmuel De-Saban** | **Mordechai Bignitz, Chief Executive Officer** |